EXHIBIT 21.1

Subsidiaries of the Registrant

Starwood REIT Operating Partnership, L.P.	Delaware
SREIT Securities Holdings, L.L.C.	Delaware
SREIT U.S. Property Holdings, L.L.C.	Delaware
SREIT TRS MasterCo, L.L.C.	Delaware
SREIT Multifamily Holdings, L.L.C.	Delaware
SREIT 1441 South Lindsay Road, L.L.C.	Delaware
SREIT Capital Crest, L.L.C.	Delaware
SREIT Lindsey Terrace, L.L.C.	Delaware
SREIT Grande Court, L.L.C.	Delaware
SREIT Noah’s Landing, L.L.C.	Delaware
SREIT Tuscan Isle, L.L.C.	Delaware
SREIT TRS HotelCo, L.L.C.	Delaware
SREIT HP Boulder Opco, L.L.C.	Delaware
SREIT RI Tampa Opco, L.L.C.	Delaware
SREIT CM Fort Myers Opco, L.L.C.	Delaware
SREIT TPS Tampa Opco, L.L.C.	Delaware
SREIT RI Cleveland Opco, L.L.C.	Delaware
SREIT RI Little Rock Opco, L.L.C.	Delaware
SREIT HI Knoxville Opco, L.L.C.	Delaware
SREIT SS Fort Myers Opco, L.L.C.	Delaware
SREIT Hotel Holdings, L.L.C.	Delaware
SREIT HP Boulder PropCo, L.L.C.	Delaware
SREIT RI Tampa PropCo, L.L.C.	Delaware
SREIT CM Fort Myers PropCo, L.L.C.	Delaware
SREIT TPS Tampa PropCo, L.L.C.	Delaware
SREIT RI Cleveland PropCo, L.L.C.	Delaware
SREIT RI Little Rock PropCo, L.L.C.	Delaware
SREIT HI Knoxville PropCo, L.L.C.	Delaware
SREIT SS Fort Myers PropCo, L.L.C.	Delaware
SREIT 17th Street Hotel Holdings, L.L.C.	Delaware

LEGAL02/38856323v1